                                                                    EXHIBIT 10.5

                         AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                         BUCKEYE PIPE LINE COMPANY, L.P.

                (AS AMENDED AND RESTATED AS OF DECEMBER 15, 2004)

                         BUCKEYE PIPE LINE COMPANY, L.P.

                                TABLE OF CONTENTS

         Formation.............................................................................................     4
         Name..................................................................................................     5
         Principal Office; Registered Office...................................................................     5
         Term..................................................................................................     5
         Organizational Certificate............................................................................     5
         Partnership Interests.................................................................................     5
PURPOSE........................................................................................................     5
         Capital Contributions.................................................................................     6
         No Preemptive Rights..................................................................................     6
         No Interest...........................................................................................     6
         Loans from Partners...................................................................................     6
         No Withdrawal.........................................................................................     6
         Distributions.........................................................................................     6
         Tax Allocations.......................................................................................     7
         Preparation of Tax Returns............................................................................     7
         Tax Elections.........................................................................................     7
         Tax Controversies.....................................................................................     7
         Powers of General Partner.............................................................................     7
         Duties of General Partner.............................................................................     8
         Reliance by Third Parties.............................................................................     9
         Compensation and Reimbursement of the General Partner.................................................     9
         Outside Activities; Contracts with Affiliates; Loans to or from Affiliates............................    11
         Tax Basis and Value Determinations....................................................................    13
         Resolution of Conflicts of Interest; Standard of Care.................................................    13
         Other Matters Concerning the General Partner..........................................................    14
         Limited Liability; Indemnification....................................................................    14
         Limitation of Liability...............................................................................    15
         Management of Business................................................................................    15
         Outside Activities....................................................................................    15
         Return of Capital.....................................................................................    16
         Books, Records and Accounting.........................................................................    16
         Fiscal Year...........................................................................................    16
         Reports...............................................................................................    16
         Transfer of Partnership Interests.....................................................................    17
         Successor Partners....................................................................................    17
         Withdrawal or Removal of the General Partner..........................................................    17
         Sale of Former General Partner's Interest.............................................................    18
         Dissolution...........................................................................................    18
         Reconstitution........................................................................................    19
         Liquidation...........................................................................................    20

         Distribution in Kind..................................................................................    21
         Cancellation of Certificate of Limited Partnership....................................................    21
         Return of Capital.....................................................................................    21
         Waiver of Partition...................................................................................    21
Amendment of Partnership Agreement.............................................................................    21
         Amendments Which May Be Adopted Solely by the General Partner.........................................    21
         Other Amendments......................................................................................    22
         Opinions Regarding Taxation as a Partnership..........................................................    22
         Address and Notices...................................................................................    23
         Headings..............................................................................................    23
         Binding Effect........................................................................................    23
         Integration...........................................................................................    23
         Waiver   .............................................................................................    23
         Counterparts..........................................................................................    23
         Severability..........................................................................................    23
         Applicable Law........................................................................................    23

                              AMENDED AND RESTATED

                                    AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                         BUCKEYE PIPE LINE COMPANY, L.P.

            THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of December 15, 2004, is entered into between BUCKEYE GP LLC, a Delaware limited liability company (the "General Partner"), and BUCKEYE PARTNERS, L.P. (the "MLP"), a Delaware limited partnership.

                                   BACKGROUND

            On December 23, 1986, Buckeye Pipe Line Company and the MLP entered into an Agreement of Limited Partnership of the Partnership (as amended and restated through March 25, 1998, the "Prior Partnership Agreement").

            On May 5, 2004, Buckeye Pipe Line Company converted from a Delaware corporation to a Delaware limited liability company and changed its name to Buckeye Pipe Line Company LLC (the "Former GP").

            In accordance with Section 10.1 of the Prior Partnership Agreement, the Former GP has assigned and transferred certain assets and liabilities, including all of its GP Units, to the General Partner pursuant to a Contribution, Assignment and Assumption Agreement dated as of the date of this Agreement. The General Partner has accepted the transfer of those certain assets and liabilities and the GP Units, and in connection with this amendment and restatement of the Prior Agreement, desires to become the general partner of the Partnership.

                             ARTICLE I Definitions

            The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question; provided, however, that, for purposes of the restrictive provisions of Sections 7.5, 7.6 and 7.8, neither the Limited Partner nor any of its subsidiaries shall be deemed to be Affiliates of the General Partner. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, Services Company, which provides services to the General Partner, shall be deemed an Affiliate of the General Partner.

            "Agreed Value" of any Contributed Property means the fair market value of such property as of the time of contribution (or, in the case of cash, the amount thereof), as determined by the General Partner using such reasonable method of valuation as it may adopt.

            "Agreement" means this amended and restated agreement of limited partnership, as amended or amended and restated from time to time.

            "Capital Contribution" means any Contributed Property which a Partner contributes to the Partnership.

            "Certificate of Limited Partnership" means the Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5, as amended or amended and restated from time to time.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership.

            "Contributing Partner" means any Partner contributing Contributed Property to the Partnership.

            "Conveyance Agreement" means the conveyance agreement, dated as of November 18, 1986, between the Original Limited Partner and the Partnership.

            "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such Act.

            "Designated Expenses" means all costs and expenses (direct or indirect) incurred by the General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the General Partner by its Affiliates); provided, however, that Designated Expenses shall not include (a) any cost or expense for which the General Partner is not entitled to be reimbursed by reason of the proviso at the end of Section 7.10(b); (b) any cost or expense for which the General Partner and its Affiliates are not entitled to be reimbursed pursuant to the terms of the Exchange Agreement; or (c) severance costs not permitted to be reimbursed pursuant to the Management Agreement in connection with the withdrawal of the General Partner.

            "Exchange Agreement" means the Third Amended and Restated Exchange Agreement, dated as of December 15, 2004, among Holdco, the General Partner, the Limited

Partner and the Limited Partner's other operating partnerships as amended or restated from time to time.

            "General Partner" means Buckeye GP LLC, in its capacity as the general partner of the Partnership and in its capacity as manager pursuant to the Management Agreement, and any successor to Buckeye GP LLC as such general partner and manager.

            "Group Member" means a member of the Partnership Group.

            "Holdco" means, collectively MainLine Sub LLC and any entities which control MainLine Sub LLC or are under common control with MainLine Sub LLC other than the General Partner, the MLP and its consolidated subsidiaries (including the Partnership).

            "Indemnitee" means the General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, manager, member, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another Person.

            "Limited Partner" means the MLP, in its capacity as the limited partner of the Partnership, and any successor to the MLP as such limited partner.

            "Liquidator" has the meaning specified in Section 12.3.

            "Management Agreement" means the Amended and Restated Management Agreement, dated as of the date of this Agreement, between the Partnership and the General Partner, pursuant to which the General Partner will manage the Partnership, as amended or amended and restated from time to time.

            "MLP" means Buckeye Partners, L.P., a Delaware limited partnership.

            "MLP Agreement" means the amended and restated agreement of limited partnership, dated as of the date hereof, governing the rights and obligations of the partners of the MLP and certain related matters, as amended or amended and restated from time to time.

            "MLP General Partner" means Buckeye GP LLC, in its capacity as general partner of the MLP, and any successor to Buckeye GP LLC as such general partner.

            "Net Agreed Value" means, with respect to any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon contribution of such Contributed Property or to which such Contributed Property is subject when contributed.

            "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel of the General Partner or any of its Affiliates) acceptable to the General Partner.

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

            "Original Limited Partner" means Buckeye Pipe Line Company, an Ohio corporation.

            "Partner" means the General Partner or the Limited Partner.

            "Partnership" means Buckeye Pipe Line Company, L.P., a Delaware limited partnership.

            "Partnership Group" means the MLP and any subsidiary of the MLP (including the Partnership), treated as a single consolidated entity.

            "Partnership Interest" means a general partner's or limited partner's interest in the Partnership.

            "Percentage Interest" means, as of any date of determination, as to any Partner, the Agreed Value of such Partner's aggregate Capital Contributions to the Partnership divided by the Agreed Value of the aggregate Capital Contributions made to the Partnership by all Partners.

            "Person" means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization, an association or any other entity.

            "Services Company" means Buckeye Pipe Line Services Company, a Pennsylvania corporation.

            "Special Approval" means Special Approval as defined in the MLP Agreement.

                       ARTICLE II ORGANIZATIONAL MATTERS

      2.1 Formation. Subject to the provisions of this Agreement, the Former GP and Original Limited Partner originally formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The Original Limited Partner's limited partnership interest in the Partnership was transferred (by operation of law) to an Affiliate and the MLP purchased such limited partnership interest. The Partners, pursuant to the authority contained in Article XIII of this Agreement, do hereby amend and restate this Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

      2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Buckeye Pipe Line Company, L.P."; provided, however, that (a) the Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, (b) the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include "Ltd." or "Limited Partnership" (or similar words or letters) where necessary for purposes of maintaining the limited liability status of the Limited Partner or otherwise complying with the laws of any jurisdiction that so requires.

      2.3 Principal Office; Registered Office. (a) The principal office of the Partnership shall be 5002 Buckeye Road, P.O. Box 368, Emmaus, Pennsylvania 18049, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.

            (b) The address of the Partnership's registered office in the State of Delaware shall be the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the Partnership's registered agent for service of process at such address shall be The Corporation Trust Company.

      2.4 Term. The Partnership shall continue in existence until the close of Partnership business on December 31, 2086 or until the earlier termination of the Partnership in accordance with the provisions of Article XII.

      2.5 Organizational Certificate. An Amended and Restated Certificate of Limited Partnership of the Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Delaware and any other state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partner has limited liability) under the laws of Delaware and any other state in which the Partnership may elect to do business.

      2.6 Partnership Interests. Effective as of the date hereof, the Limited Partner has a 99% Partnership Interest and the General Partner has a 1% Partnership Interest.

                              ARTICLE III PURPOSE

            The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

                        ARTICLE IV CAPITAL CONTRIBUTIONS

      4.1 Capital Contributions. (a) Prior to the date hereof, the Original Limited Partner contributed to the Partnership certain assets and the Partnership assumed certain liabilities pursuant to the Conveyance Agreement, and the General Partner contributed to the Partnership an amount equal to 1/99th of the Net Agreed Value of the Capital Contribution then being made by the Original Limited Partner.

            (b) Whenever the Limited Partner makes a Capital Contribution, the General Partner may contribute to the Partnership Contributed Property such that the Net Agreed Value of the Capital Contribution then being made by the General Partner is equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner's Percentage Interest by (B) the remainder of 100% less the General Partner's Percentage Interest times (ii) the Net Agreed Value of the Capital Contribution then being made by the Limited Partner. The General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

      4.2 No Preemptive Rights. No Partner shall have any preemptive, preferential or other right with respect to the issuance or sale of securities that may be issued or sold by the Partnership.

      4.3 No Interest. No interest shall be paid by the Partnership on Capital Contributions.

      4.4 Loans from Partners. Loans or other advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions.

      4.5 No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contributions or to receive any distributions from the Partnership except as provided herein.


                             ARTICLE V DISTRIBUTIONS

      5.1 Distributions. (a) From time to time, not less often than quarterly, the General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, without limitation, Partnership revenues, Capital Contributions or borrowed funds. In its sole discretion, the General Partner may also distribute to the Partners other Partnership property or securities of the Partnership or other entities.

      All distributions shall be made concurrently to both Partners in accordance with their respective Percentage Interests.

            (b) Amounts paid pursuant to Section 7.4 or the Management Agreement shall not be deemed to be distributions for purposes of this Agreement.

                         ARTICLE VI INCOME TAX MATTERS

      6.1 Tax Allocations. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be in accordance with their respective Percentage Interests.

      6.2 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Limited Partner within 90 days after the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of accounting for federal income tax purposes, unless the General Partner shall determine otherwise in its sole discretion.

      6.3 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election.

      6.4 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any and all things reasonably required by the General Partner to conduct such proceedings.

       ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS; INDEMNIFICATION

      7.1 Powers of General Partner. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partner shall not have any power to control or manage the business and affairs of the Partnership.

      In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:

            (a) to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;

            (b) to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership (subject to the provisions of Article XIV);

            (c) to own, use and invest the assets of the Partnership;

            (d) to purchase or sell products, services and supplies;

            (e) to make tax, regulatory and other filings, and to render periodic and other reports to governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

            (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

            (g) to negotiate, execute and perform any contracts, conveyances or other instruments;

            (h) to distribute Partnership cash;

            (i) to utilize the services of officers and employees of the General Partner or of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;

            (j) to maintain insurance for the benefit of the Partnership and the Partners;

            (k) to form, participate in or contribute or loan cash or property to limited or general partnerships, joint ventures, limited liability companies, corporations or similar arrangements;

            (l) to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development; and

            (m) to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes;

in each case at such times and upon such terms and conditions as the General Partner deems appropriate or necessary, and subject to any express restrictions contained elsewhere in this Agreement.

      7.2 Duties of General Partner. The General Partner shall manage the business and affairs of the Partnership in the manner the General Partner deems appropriate or necessary. Without limiting the generality of the foregoing, the General Partner's duties shall include the following:

            (a) to take possession of the assets of the Partnership;

            (b) to staff and operate the business of the Partnership with the officers and employees of the General Partner or of other Persons;

            (c) to render or cause to be rendered engineering, environmental and other technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;

            (d) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

            (e) to provide or cause to be provided purchasing, procurement, repair, and other services for the Partnership; and

            (f) to conduct the business and affairs of the Partnership in accordance with this Agreement and all applicable laws, rules and regulations;

      in each case in such a manner as the General Partner deems appropriate or necessary.

      7.3 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

      7.4 Compensation and Reimbursement of the General Partner. (a) Except as provided in this Section 7.4 or elsewhere in this Agreement, the Management Agreement or any other agreement contemplated or permitted hereby, the General Partner shall not be compensated for its services as General Partner to the Partnership.

            (b) The General Partner shall be promptly reimbursed for all Designated Expenses, in addition to any reimbursement as a result of indemnification in accordance with

Section 7.10 hereof or Section 3.02 of the Management Agreement. The General Partner shall determine such Designated Expenses in any reasonable manner determined by it.

            (c) The General Partner may propose and adopt fringe benefit plans, including, without limitation, plans comparable to those that covered employees employed by the predecessor to the Partnership and plans involving the issuance of direct or indirect equity interests in the Partnership, for the benefit of employees of the Partners, the Partnership or any of their respective Affiliates, in respect of services performed, or obligated to be performed, directly or indirectly, for the benefit of the Partnership.

      7.5 Certain Undertakings Relating to the Separateness of the Partnership.
(a) The Partnership shall conduct its business and operations separate and apart from those of any other Person (including Holdco), except the General Partner and the Partnership Group, in accordance with this Section 7.5.

            (b) The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements, separate from those of any other Person, except the Partnership Group.

            (c) The Partnership shall not commingle or pool its assets with those of any other Person, except the Partnership Group, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person. The funds of the Partnership shall be deposited in such account or accounts as shall be designated by the General Partner, and shall not be commingled with the funds of the General Partner or any of its Affiliates. All withdrawals from or charges against such accounts shall be made by the General Partner or by its agents on behalf of the Partnership. Funds of the Partnership may be invested as determined by the General Partner.

            (d) The Partnership shall (i) conduct its business in its own name or in the names of its subsidiaries, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person.

            (e) The Partnership (i) shall pay its own liabilities from its own funds, (ii) shall maintain adequate capital in light of its contemplated business operations, (iii) shall not guarantee or become obligated for the debts of any other Person, except Group Members and except for the Partnership's obligations under the Services Agreement, (iv) shall not hold out its credit as being available to satisfy the obligations of any other Person, except Group Members and except for the Partnership's obligations under the Services Agreement, (v) shall not acquire obligations or debt securities of Holdco and
(vi) shall not pledge its assets to secure the obligations of any other Person or make loans or advances to any Person, except Group Members or the General Partner pursuant to Section 7.6(j); provided that the Partnership may engage in any transaction described in clauses (iii)-(vi) of this Section 7.5(e) if Special Approval has been obtained for such transaction and either (A) the Audit Committee of the Board of Directors of the General Partner has determined, or has obtained reasonable written assurance from a nationally recognized firm of independent public accountants or a nationally recognized investment banking or valuation firm, that the borrower or recipient of the credit extension is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.

            (f) The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with Holdco in conformity with the requirements of this Section, and (iii) subject to the terms of the Exchange Agreement, promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative expenses, capital expenditures, and costs for shared services performed by Holdco. Each material contract between the Partnership or another Group Member, on the one hand, and Holdco, on the other hand, shall be in writing.

            (g) Failure by the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a legal entity, with its separate assets and separate liabilities.

      7.6 Outside Activities; Contracts with Affiliates; Loans to or from Affiliates. (a) The General Partner shall not have any business interests or engage in any business activities except for those relating to the Partnership.

            (b) Any Affiliate of the General Partner and any director, officer, manager, member, partner or employee of the General Partner or any of its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership or either Partner. Neither the Partnership nor either of the Partners shall have any rights by virtue of this Agreement or the partnership relationship governed hereby in any such business interests.

            (c) The Limited Partner hereby approves, ratifies and confirms the execution, delivery and performance of the Conveyance Agreement and the Management Agreement and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters contemplated hereby on behalf of the Partnership without any further approval or vote of the Limited Partner, notwithstanding any other provision of this Agreement.

            (d) Subject to the provisions of Section 7.4(a), the General Partner and its Affiliates may enter into contracts with, or render services to, the Partnership, provided that such contracts or services are on terms that are fair and reasonable to the Partnership. The contracts and services approved, ratified or confirmed pursuant to Section 7.6(c) shall be deemed to satisfy the terms of this Section 7.6(d).

            (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey property to, or purchase property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership. The conveyance of property pursuant to the Conveyance Agreement shall be deemed to satisfy the terms of this Section 7.6(e).

            (f) The General Partner or its Affiliates may, but shall be under no obligation to, lend to any Group Member, upon the written request of any Group Member to the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the Audit Committee of the General Partner may determine; provided, however, that in any such case the lending party may not (i) charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or (ii) impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. No Group Member may lend funds to Holdco.

            (g) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

            (h) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(h) shall be deemed satisfied as to (i) any transaction approved by Special Approval, or (ii) any transaction, the terms of which are objectively demonstrable to be no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(h).

            (i) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in written contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

            (j) Subject to the provisions of Section 7.5(e), the Partnership may lend funds to the General Partner or any of its Affiliates for such periods of time and in such amounts as the

Audit Committee of the General Partner may determine; provided, however, that the Partnership may not lend funds to the General Partner or an Affiliate unless such funds consist of funds available after provision for working capital and such reserves as the General Partner deems appropriate and such loan shall bear interest at the rate (including points or other financing charges or fees) that the General Partner would be charged by unrelated lenders on comparable loans.

      7.7 Tax Basis and Value Determinations. To the extent that the General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partner, taking into account all applicable laws, governmental regulations, rulings and decisions. The General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the services of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

      7.8 Resolution of Conflicts of Interest; Standard of Care. (a) Unless otherwise expressly provided in this Agreement, the Management Agreement or any other agreement contemplated hereby, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or the Limited Partner, on the other hand, or (ii) whenever this Agreement, the Management Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership or the Limited Partner, the General Partner or such Affiliate shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting or engineering practices or principles, and in the absence of bad faith by the General Partner or such Affiliate, the resolution, action or terms so made, taken or provided by the General Partner or such Affiliate shall not constitute a breach of this Agreement or any other agreement contemplated hereby or a breach of any standard of care or duty imposed hereby or under the Delaware Act or any other applicable law, rule or regulation.

            (b) Whenever this Agreement, the Management Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled, to the extent permitted by applicable law, to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partner, or (ii) in its "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and, except as required by applicable law, shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

      7.9 Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors selected by it and shall be fully protected in relying on any opinion or advice of any such Person as to matters which the General Partner believes to be within such Person's professional or expert competence in connection with any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion or advice.

            (c) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      7.10 Limited Liability; Indemnification. (a) Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, no Indemnitee shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by such Indemnitee in its capacity as a person of the type described in the definition of the term "Indemnitee", provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct.

            (b) The Partnership shall, to the extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party, by reason of
(i) such Indemnitee's status as a General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, manager, member, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, manager, member, partner, trustee, employee or agent of another Person or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause (i) of this Section 7.10(b), relating to this Agreement or the property, business, affairs or management of the Partnership (provided the Indemnitee acted in good faith and the act or omission which is the basis of such action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee).

            (c) Expenses (including legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 7.10(b) shall be paid by the Partnership in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

            (d) The indemnification provided by Section 7.10(b) shall be in addition to any other rights to which an Indemnitee may be entitled and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

            (e) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement.

            (f) An Indemnitee shall not be denied indemnification in whole or in part under Section 7.10(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            (g) The provisions of this Section 7.10 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

           ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

      8.1 Limitation of Liability. The Limited Partner shall have no liability under this Agreement (including, without limitation, liability under Section 7.10) except as provided in Section 4.1.

      8.2 Management of Business. The Limited Partner shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

      8.3 Outside Activities. The Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor the General Partner shall have any rights by virtue of this Agreement or the Partnership relationship created hereby in any business ventures of the Limited Partner.

      8.4 Return of Capital. The Limited Partner shall not be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

               ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS

      9.1 Books, Records and Accounting. The General Partner shall keep or cause to be kept books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, disks, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis, or on a cash basis adjusted periodically to an accrual basis, as the General Partner shall determine in its sole discretion, in accordance with generally accepted accounting principles and applicable law.

      9.2 Fiscal Year. The fiscal year of the Partnership for financial reporting purposes shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.

      9.3 Reports. (a) As soon as practicable, but in no event later than 90 days after the close of each fiscal year, the General Partner shall deliver to the Limited Partner reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, statement of Partners' capital and statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

            (b) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall deliver to the Limited Partner a quarterly report for the calendar quarter containing such financial and other information as the General Partner deems appropriate.

        ARTICLE X TRANSFER OF PARTNERSHIP INTERESTS; SUCCESSOR PARTNERS

      10.1 Transfer of Partnership Interests. Neither Partner may transfer any of its Partnership Interest unless (a) all of its Partnership Interest is being transferred and the transferee assumes all of the rights and obligations of such Partner hereunder, (b) the transfer is to an Affiliate of such Partner or is in connection with a Partner's merger or consolidation with, or a transfer of all or substantially all of a Partner's assets to, another Person, or the transfer is approved by the other Partner, and (c) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of the Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

      10.2 Successor Partners. Any Person becoming a successor General Partner pursuant to Section 11.1 or the proviso to Section 12.1 or the transferee of the entire Partnership Interest of a Partner pursuant to Section 10.1 shall be admitted to the Partnership as a successor Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution; provided, however, that no such successor shall be so admitted until it has agreed in writing to assume the former Partner's obligations hereunder. This Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the termination of the former Partner and the admission of the successor Partner.

            ARTICLE XI WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

      11.1 Withdrawal or Removal of the General Partner. (a) Subject to regulatory approval, upon the withdrawal of the MLP General Partner from the Limited Partner, the General Partner shall withdraw from the Partnership, effective as of the date on which the MLP General Partner's withdrawal is effective. If a successor MLP General Partner is approved as permitted by
Section 13.1(a) of the MLP Agreement, the Person so approved (or its designated Affiliate) shall become the successor General Partner. If no successor MLP General Partner is approved, the Partnership shall be dissolved pursuant to
Section 12.1.

            (b) The removal of the MLP General Partner from the Limited Partner shall also constitute the removal of the General Partner from the Partnership, effective as of the date on which the MLP General Partner's removal is effective. The Person approved as successor MLP General Partner (or its designated Affiliate) shall become the successor General Partner.

      11.2 Sale of Former General Partner's Interest. If any Person becomes a successor General Partner pursuant to Section 11.1 or 12.2 or the proviso to
Section 12.1, such successor shall purchase from the former General Partner, and the former General Partner shall sell to such successor, the Partnership Interest of the former General Partner for an amount in cash equal to the fair market value thereof, determined as of the effective date of the departure of the former General Partner. Such fair market value shall be determined by agreement between the former General Partner and its successor or, failing agreement within 30 days after the date the successor General Partner is so admitted, by a firm of independent appraisers jointly selected by the former General Partner and its successor (or, if the former General Partner and its successor cannot agree on the selection of such a firm within 45 days after the date the successor General Partner is so admitted, by a firm of independent appraisers selected by two firms, one of which will be selected by the former General Partner and the other of which will be selected by the successor).

                    ARTICLE XII DISSOLUTION AND LIQUIDATION

      12.1 Dissolution. The Partnership shall be dissolved, and its affairs wound up, upon:

            (a) expiration of its term as provided in Section 2.4;

            (b) withdrawal of the General Partner pursuant to Section 11.1 (unless a Person becomes a successor General Partner prior to or on the effective date of such withdrawal);

            (c) bankruptcy or dissolution of the General Partner, or any other event that results in the General Partner ceasing to be a general partner in the Partnership (other than by reason of a withdrawal or removal pursuant to Section 11.1 or a transfer pursuant to Section 10.1);

            (d) an election by the General Partner to dissolve the Partnership which is approved by the Limited Partner; or

            (e) dissolution of the Limited Partner (unless the Limited Partner (if a partnership) is continued or reconstituted in accordance with its partnership agreement);

provided, however, that the Partnership shall not be dissolved upon an event described in Section 12.1(b) if, within 90 days of such event, the Limited Partner agrees in writing to continue the business of the Partnership and to the appointment of a successor General Partner.

      For purposes of this Section 12.1, bankruptcy of the General Partner shall be deemed to have occurred when (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, (iii) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief, under any bankruptcy, insolvency or similar law now or hereafter in effect, (iv) it executes and delivers a general assignment for the benefit of its creditors, (v) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (i) above, or (vi)(1) any involuntary proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof or (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or for all or any substantial part of its properties has not been vacated or stayed within 90 days of such appointment, or (3) such appointment has been stayed but is not vacated within 90 days after the expiration of any such stay.

      12.2 Reconstitution. Upon dissolution of the Partnership in accordance with Section 12.1(b) or (c), and a failure of all Partners to agree to continue the business of the Partnership and to the appointment of a successor General Partner as provided in the proviso to Section 12.1, then within 180 days after the event described in Section 14.1(b) or (c), the remaining Partners may elect to reconstitute the Partnership and continue its business by forming a new partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by such Partners. Upon any such election by such Partners, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within such 180-day period, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within such 180-day period, then (a) the reconstituted partnership shall continue until the end of the term set forth in
Section 2.4 unless earlier dissolved in accordance with this Article XII and (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership; provided that the right to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of the Limited Partner and (ii) neither the Partnership nor the reconstituted partnership would be treated as an association taxable as a corporation for federal income tax purposes.

      12.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 12.2, the General Partner, or in the event the General Partner has withdrawn from the Partnership, been removed or dissolved or become bankrupt (as defined in Section 12.1), a liquidator or liquidating committee approved by the Limited Partner shall be the liquidator of the Partnership (the "Liquidator"). The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the Limited Partner. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by the Limited Partner. Upon dissolution, resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be approved by the Limited Partner. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Article XIV) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (a) to creditors of the Partnership (including Partners); and

            (b) in accordance with their respective Percentage Interests;

provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

      12.4 Distribution in Kind. Notwithstanding the provisions of Section 12.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of Section 12.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership and operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      12.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property pursuant to Sections 12.3 and 12.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partner if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

      12.6 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

      12.7 Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.

                ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT

      13.1 Amendments Which May Be Adopted Solely by the General Partner. The General Partner may amend any provision of this Agreement without the consent of the Limited Partner, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

            (a) a change in the name of the Partnership, in the location of the principal place of business of the Partnership or in the registered office or registered agent of the Partnership;

            (b) a change that the General Partner deems appropriate or necessary to (i) qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partner has limited liability) under the laws of any state or jurisdiction or (ii) ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

            (c) a change that the General Partner in its sole discretion deems appropriate or necessary to satisfy any requirements, conditions or guidelines contained in any order, rule or regulation of any federal or state agency or contained in any federal or state statute;

            (d) a change that is appropriate or necessary, as determined by an Opinion of Counsel, to prevent the Partnership, the General Partner, its Affiliates and their respective directors and officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

            (e) a change that is required or contemplated by any provision of this Agreement, including, without limitation, Section 10.2;

            (f) a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partner in any material respect; or

            (g) any changes or events similar to the foregoing.

      13.2 Other Amendments. Amendments to this Agreement (other than amendments adopted pursuant to Section 13.1) shall be effective only when approved by both Partners.

                         ARTICLE XIV SALE OF ALL ASSETS

      Without the prior approval of the Limited Partner, the General Partner shall not, acting on behalf of the Partnership, sell or otherwise dispose of, or consent to the sale or other disposition of, all or substantially all of the assets owned directly or indirectly by the Partnership.

                         ARTICLE XV GENERAL PROVISIONS

      15.1 Opinions Regarding Taxation as a Partnership. Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership receive an Opinion of Counsel that the proposed action would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes (a) shall not be applicable to the extent that the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes and (b) shall be deemed satisfied by an Opinion of Counsel containing conditions, limitations and qualifications which are acceptable to the General Partner in its sole discretion.

      15.2 Address and Notices. Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to
Section 2.3.

      15.3 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

      15.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      15.5 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      15.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on both of the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      15.8 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

      15.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the Partners as of the date first above written.

                                      BUCKEYE GP LLC,
                                               as General Partner

                                      By: /s/ Robert B. Wallace
                                          --------------------------------------
                                      Name: Robert B. Wallace
                                      Title:  Senior Vice President - Finance
                                              and Chief Financial Officer

                                      BUCKEYE PARTNERS, L.P.,
                                               as Limited Partner

                                      By: BUCKEYE GP LLC,
                                               as General Partner

                                      By: /s/ Stephen C. Muther
                                          --------------------------------------
                                      Name:   Stephen C. Muther
                                      Title:  Senior Vice President -
                                              Administration and Secretary

           [Amended and Restated Agreement of Limited Partnership of
                        Buckeye Pipe Line Company, L.P.]